Exhibit 23 (a)




                         Consent of Independent Auditors


The Board of Directors
PepsiCo, Inc.

We consent to the use of our audit report dated February 6, 1996 on the consolidated financial statements and schedule of PepsiCo, Inc. and Subsidiaries as of December 30, 1995 and December 31, 1994 and for each of the years in the three-year period ended December 30, 1995 incorporated herein by reference in the Registration Statement on Form S-8 of PepsiCo, Inc. pertaining to the 1995 Stock Option Incentive Plan and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our audit report refers to PepsiCo, Inc.'s adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in 1995 and the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" and the Company's change in the method of calculating the market-related value of pension plan assets used in the determination of pension expense in 1994.

Further, we acknowledge our awareness of the use therein of our review reports dated April 30, 1996 and July 23, 1996 related to our review of interim financial information. Our review reports refer to PepsiCo, Inc.'s adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in 1995 and the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" and the Company's change in the method of calculating the market-related value of pension plan assets used in the determination of pension expense in 1994.

Pursuant to Rule 436(c) under the Securities Act of 1933, such review reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                             /s/ KPMG PEAT MARWICK LLP


New York, New York
August 1, 1996